Exhibit 5.1

April 20, 2021

Valley National Bancorp

One Penn Plaza, Suite 2930

New York, New York 10119

Re:	Valley National Bancorp

Registration of 7,309,371 Shares of Common Stock

I refer to the Registration Statement on Form S-8 (the “Registration Statement”) by Valley National Bancorp, a New Jersey corporation (the “Company”) relating to the registration under the Securities Act of 1933, as amended (the “Act”), of 7,309,371 shares of common stock of the Company, no par value (the “Shares”), to be offered pursuant to the Valley National Bancorp 2021 Incentive Compensation Plan (the “Plan”).

I have examined originals, or copies certified or otherwise identified to our satisfaction, of the Plan and such corporate records, documents, agreements, instruments and certificates of public officials of the State of New Jersey and of officers of the Company as I have deemed necessary or appropriate in order to express the opinion hereinafter set forth.

In my examination of such documents and records, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the legal capacity of natural persons and conformity with the originals of all documents submitted to us as copies.

Based upon the foregoing, and subject to the qualifications and limitations set forth herein, I am of the opinion that the Shares will be validly issued, fully paid and nonassessable when (i) the Registration Statement shall have become effective under the Act; (ii) the Shares have been duly issued and sold as contemplated by the Registration Statement (including the Prospectus which is not filed herewith) and the Plan; and (iii) either a certificate representing such Shares shall have been duly executed, countersigned and registered and duly delivered to the purchaser thereof upon payment of the agreed consideration therefor, if any, or if any such Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Shares to the purchaser thereof, upon payment of the agreed consideration therefor, if any, in accordance with the terms of the Plan.

The foregoing opinion is limited to the laws of the State of New Jersey. I express no opinion as to the effect of the laws of any other jurisdiction.

I hereby consent to the use of this opinion letter as an exhibit to the Registration Statement. In giving such consent, I do not hereby concede that I am within the category of persons whose consent is required under Section 7 of the Act, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Ronald H. Janis

Senior Executive Vice President and General Counsel